LEASE AGREEMENT

THIS LEASE AGREEMENT (the “Agreement”), made and entered into on this 17th of November 2016 by and between Onan Pislaru (“Lessor”) and Crona Corp. (“Lessee”) collectively referred to as (the “Parties").

The parties agree as follows:

Premises

In consideration of the rents to be paid hereunder and the covenants and obligations to be observed by the Lessee, Lessor does hereby lease to the Lessee and the Lessee does hereby lease and take from the Lessor the following property located at: 38 square meters at C. A. Rosetti 15, Bucharest, 30167 Romania together with all improvements located thereon (the "Premises").

Term

The term of this Lease shall commence on the 1st of December 2016. Lessee shall exercise such renewal option by giving written notice of not less than thirty (30) days to Lessor. The Agreement is due within one-year term with an expansion option if Parties agree to do so.

Rent

For and during the initial term of the Lease, Lessee shall pay to Lessor monthly rent of $ 225 per month. The monthly payment shall be due on the first day of each calendar month and payable in the total amount in parts.

Signs

Upon obtaining Lessor's consent, Lessee shall have the right to place any signs, which are permitted by applicable zoning ordinances and private restrictions on the Premises, at locations selected by Lessee. Lessor may refuse such consent if it is in Lessor's opinion too large, deceptive, unattractive or otherwise inconsistent with or inappropriate to the Premises. Lessee shall repair all damage to the Leased Premises resulting from the removal of signs installed by Lessee.

Alterations & Improvements

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Lessee may, at its sole expense, redecorate the Premises and make such non-structural alterations and changes as Lessee shall deem expedient or necessary, provided, however, such alterations and changes shall neither impair the structural soundness nor diminish the value of the Premises. The Lessee may make structural alterations and additions to the Premises provided Lessee first obtains the consent of the Lessor in writing. The Lessor agrees that it shall not withhold such consent unreasonably.

Quiet Possession

Lessor covenants and warrants that upon performance by Lessee of its obligations hereunder, Lessor will keep and maintain Lessee in exclusive, quiet, peaceable and undisturbed and uninterrupted possession of the Leased Premises during the term of this Lease.

Entry

Lessor shall have the right to enter upon the Premises at reasonable hours to inspect the same, provided Lessor shall not thereby unreasonably interfere with Lessee's business on the Premises.

Termination

Either party may terminate this Agreement without cause by giving thirty (30) days written notice to the other party. Upon the expiration or earlier termination of this Agreement, Lessee shall return the Premises to Lessor in good repair, condition and working order, ordinary wear and tear resulting from proper use thereof alone excepted.

Damage and Destruction

In the event if the Premises or any part thereof is damaged by fire, casualty or structural defects that the same cannot be used for Lessee's purposes, then Lessee shall have the right within ninety (90) days following damage to elect by notice to Lessor to terminate this Lease. In the event if such damage does not render the Leased Premises unusable for Lessee's purposes, Lessor shall promptly repair such damage at the cost of the Lessor. Lessee shall be relieved from paying rent and other charges during any portion of the Lease term that the Leased Premises are inoperable or unfit for occupancy, or use, in whole or in part, for Lessee's purposes.

Assignment and Subletting

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Lessee shall not sublet the premises or assign this Agreement without the prior written consent of the Lessor. Any such attempt to sublet or assignment by Lessee shall be a breach of this Agreement and cause for immediate termination.

Entire Agreement

This Agreement constitutes the entire agreement between the parties. No changes or additions to the terms of the Agreement shall be valid unless in writing and signed by both parties.

Signatures of the Parties

LESSOR

Onan Pislaru  /s/ Onan Pislaru

LESSEE

Crona Corp. /s/ Andrei Gurduiala

Director, Andrei Gurduiala

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